Exhibit 10.56

2004 Genworth Financial, Inc.
Omnibus Incentive Plan

Effective [Date]

2004 Genworth Financial, Inc.
Omnibus Incentive Plan

Article 1. Establishment, Purpose, Awards, Eligibility and Participation

1.1         Establishment.  Genworth Financial, Inc., a Delaware corporation (together with its successors, the “Company”), establishes the 2004 Genworth Financial, Inc. Omnibus Incentive Plan (the “Plan”), as set forth in this document.

The Plan shall become effective on the date on which the Underwriting Agreements (as defined in that certain Master Agreement, dated May       , 2004, among General Electric Company, General Electric Capital Corporation, GEI, Inc., GE Financial Assurance Holdings, Inc., and the Company (the “Master Agreement”)) are executed and delivered by each of the parties thereto (the “Effective Date”).

1.2         Purpose of the Plan.  The purpose of the Plan is to promote the interests of the Company and its shareholders by strengthening the ability of the Company and its affiliates to attract, motivate, reward, and retain qualified individuals upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an opportunity for such individuals to acquire stock ownership and other rights that promote and recognize the financial success and growth of the Company.

1.3         Awards.  The Plan permits the grant of Stock Options, Stock Appreciation Rights, Restricted Stock (including Performance Shares), Restricted Stock Units (including Performance Units), Other-Stock Based Awards, Nonemployee Director Awards (including Deferred Stock Units), Dividend Equivalents, and Cash-Based Awards.  The Plan sets forth the performance goals and procedural requirements to permit the Company to design Awards that qualify as Performance-Based Compensation.  The Plan provides for a Covered Employee Annual Incentive Award based on Consolidated Operating Earnings and Net Earnings, which is also intended to qualify as Performance-Based Compensation.

1.4         Eligibility and Participation.  Any Employee, Nonemployee Director, or Third Party Service Provider is eligible to be designated a Participant.  An individual shall become a Participant upon the grant of an Award.  Each Award shall be evidenced by an Award Agreement.  No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

Article 2. Definitions

In addition to the terms specifically defined elsewhere in the Plan, the following capitalized terms whenever used in the Plan shall have the meanings set forth below.

2.1         Awards.

(a)                                  “Award” shall mean, individually or collectively, any Stock Option, Stock Appreciation Right, Restricted Stock (including any Performance Share), Restricted Stock Unit (including any Performance Unit), Covered Employee

Annual Incentive Award, Cash-Based Award, Other Stock-Based Award or Nonemployee Director Award (including any Deferred Stock Unit) that is granted under the Plan.

(b)                                 “Cash-Based Award” shall mean any right granted under Article 11.

(c)                                  “Covered Employee Annual Incentive Award” shall mean any right granted under Section 12.1.

(d)                                 “Deferred Stock Unit” shall mean a Nonemployee Director Award, as described in Section 10.2.

(e)                                  “Dividend Equivalent” shall mean any right granted under Article 9.

(f)                                    “Nonemployee Director Award” shall mean any Award granted to a Nonemployee Director under Section 10.1.

(g)                                 “Other Stock-Based Award” shall mean any right granted under Article 8

(h)                                 “Performance-Based Compensation” shall mean compensation under an Award that is intended to constitute “qualified performance-based compensation” within the meaning of the regulations promulgated under Section 162(m) of the Code.

(i)                                     “Performance Share” shall mean a Share of Restricted Stock as described in Section 7.1(c).

(j)                                     “Performance Unit” shall mean a Restricted Stock Unit as described in Section 7.1(c).

(k)                                  “Restricted Stock” shall mean any Share granted under Article 7.

(l)                                     “Restricted Stock Unit” shall mean any right granted under Article 7.

(m)                               “Stock Appreciation Right” shall mean any right granted under Article 6.

(n)                                 “Stock Option” shall mean any right granted under Article 5.

2.2         Other Defined Terms.

(a)                                  “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act, including any Subsidiary.

(b)                                 “Annual Award Limit” shall have the meaning set forth in Section 4.3.

(c)                                  “Award Agreement” shall mean any written agreement, contract, or other document setting forth the terms and conditions applicable to any Award.

(d)                                 “Board of Directors” shall mean the board of directors of the Company.

(e)                                  “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time.

(f)                                    “Committee” shall mean a committee of the Board of Directors, which is intended to satisfy the requirements of the stock exchange on which the Shares are listed, Section 162(m) of the Code and the regulations thereunder, and, except as otherwise determined by the Board of Directors, the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder, or any successor requirement to any of the foregoing.  For purposes of any Award made to a Nonemployee Director, the Board of Directors shall act as the Committee and any reference to the Committee in the Plan with respect to a Nonemployee Director Award shall mean the Board of Directors.

(g)                                 “Company” shall have the meaning set forth in Section 1.1.

(h)                                 “Covered Employee” shall mean, for any Plan Year, an executive officer of the Company whom the Committee identifies as a potential “covered employee,” as such term is defined in Section 162(m) of the Code and the regulations thereunder, or any successor statute.

(i)                                     “Effective Date” shall have the meaning set forth in Section 1.1.

(j)                                     “Employee” shall mean any employee of the Company or any of its Affiliates.

(k)                                  “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(l)                                     “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee; provided, however, that for purposes of Stock Appreciation Rights and Stock Options to be granted on the Effective Date, the Fair Market Value of a Share on the Effective Date shall mean the initial public offering price of each Share in the Company’s initial public offering.

(m)                               “Master Agreement” shall have the meaning set forth in Section 1.1.

(n)                                 “Nonemployee Director” shall have the meaning ascribed to such term in Rule 16b-3 promulgated under the Exchange Act, or any successor definition adopted by the U.S. Securities and Exchange Commission.

(o)                                 “Participant” shall mean any eligible individual as set forth in Section 1.4 to whom an Award is granted under the Plan.

(p)                                 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(q)                                 “Plan” shall have the meaning set forth in Section 1.1.

(r)                                    “Plan Year” shall mean the calendar year.

(s)                                  “Share” shall mean a share of Class A common stock, par value $.001, of the Company, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4.4.

(t)                                    “Subsidiary” shall mean, with respect to a Person, any corporation or other entity, whether domestic or foreign, in which such Person has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

(u)                                 “Third Party Service Provider” shall mean any consultant, agent, advisor, or independent contractor who renders services to the Company or any of its Affiliates, which services (a) are not performed in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3. Administration

3.1         General.  The Committee shall be responsible for administering the Plan in accordance with this Article 3.

3.2         Authority of the Committee.  The Committee shall have full and exclusive discretionary power to (a) interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan; (b) determine eligibility for Awards; and (c) adopt such rules, forms instruments, and guidelines for administering the Plan as the Committee deems necessary or proper; provided, however, that the Board of Directors is hereby authorized (in addition to any necessary action by the Committee) to grant or approve Awards as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder.  The Committee’s authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, and, subject to Section 14.4, adopting modifications and amendments to any Award Agreement.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.3         Advisors.  The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals.

3.4         Delegation.  The Committee may delegate to one or more of its members, one or more officers of the Company or any of its Affiliates, and one or more agents or advisors such administrative duties or powers as it may deem advisable.  The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee:  (a) designate Employees and Third Party Service Providers to be recipients of Awards, and (b) determine the terms of conditions of any such Awards; provided, however, that (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee that is considered an “insider” for purposes of Section 16 of the Exchange Act; (ii) the resolution providing for such authorization shall set forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1         Number of Shares Available for Awards.

(a)                                  General.  Subject to adjustment as provided in Section 4.4, the maximum number of Shares available for issuance to Participants pursuant to Awards under the Plan shall be thirty-eight million (38,000,000) Shares.  The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

(b)                                 Full Value Awards.  Of the Shares reserved for issuance under Section 4.1(a), no more than ten million (10,000,000) of the reserved Shares may be issued pursuant to Restricted Stock, Restricted Stock Units and other Awards designed to provide equity compensation based on the value of a Share on the date of grant rather than only upon the appreciation in the value of a Share over an exercise price or base price following the date of grant.

(c)                                  Nonemployee Directors.  Subject to the limit set forth in Section 4.1(a), the maximum number of Shares that may be issued as Nonemployee Director Awards shall be one million (1,000,000) Shares.

4.2         Share Usage.

(a)                                  General.  Shares shall be charged against the total number of Shares available for Awards and the Annual Award Limits on the date of grant to the extent such Awards are denominated in Shares and on the date of settlement for any other Award which is settled in Shares; provided, however, that that in the case of a Stock Appreciation Right granted in tandem with a Stock Option, only the number of shares subject to the Stock Option shall be counted.

(b)                                 Awards Not Settled in Shares.  If all or a portion of an Award denominated in Shares is not settled in Shares, such Shares that are not actually issued and delivered to a Participant (or, if permitted by the Committee, to a Participant’s designated transferee) shall not be counted against the total number of Shares available for Awards but shall continue to be counted for purposes of the Annual Award Limits.

(c)                                  Cancelled/Forfeited Awards.  Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such

Shares, are settled in cash in lieu of Shares, or are exchanged, prior to the issuance of Shares, for Awards not involving Shares shall be available again for grant under the Plan.

(d)                                 Stock Options.  If the exercise price of any Stock Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if a Stock Option is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(e)                                  Dividends or Dividend Equivalents.  The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or Dividend Equivalents paid in respect of Awards made under the Plan that are settled or reinvested in Shares or additional Awards.

4.3         Annual Award Limits.  Unless and until the Committee determines that an Award to a Covered Employee is not intended to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and collectively, “Annual Award Limits”) shall apply to grants of Awards under the Plan:

(a)                                  Stock Options or Stock Appreciation Rights:  The maximum number of Shares with respect to which Stock Options or Stock Appreciation Rights may be granted or measured to any Participant in any Plan Year shall be five million (5,000,000) Shares.

(b)                                 Restricted Stock or Restricted Stock Units:  The maximum number of Shares with respect to which Restricted Stock or Restricted Stock Units may be granted or measured to any Participant in any Plan Year shall be two million (2,000,000) Shares.

(c)                                  Covered Employee Annual Incentive Award:  The maximum amount of any Covered Employee Annual Incentive Awards that may be paid or credited to any Covered Employee in any Plan Year, whether in cash, Shares or other property, shall be five million dollars ($5,000,000).

(d)                                 Cash-Based Awards:  The maximum amount of any Cash-Based Awards that may be paid, credited or vested to any Participant in any Plan Year shall be ten million dollars ($10,000,000).

(e)                                  Other Stock-Based Awards:  The maximum number of Shares with respect to which Other Stock-Based Awards may be granted or measured to any Participant in any Plan Year shall be one million (1,000,000) Shares.

(f)                                    Nonemployee Director Awards:  The maximum number of Shares with respect to which Nonemployee Directors Awards may be granted or measured to any

Nonemployee Director in any Plan Year shall be twenty-five thousand (25,000) Shares.

4.4         Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, to prevent dilution or enlargement of Participants’ rights under the Plan as well as dilution or enlargement of the benefits or potential benefits intended to be made available, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the exercise price or base price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect, or related to, such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of performance periods.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under the Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

Article 5. Stock Options

5.1         Grant of Stock Options.  The Committee is hereby authorized to grant Stock Options to Participants.  Each Stock Option shall permit a Participant to purchase from the Company a stated number of Shares from the Company at an exercise price established by the Committee, subject to the terms and conditions described in this Article 5 and to such additional terms and conditions, in established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan.  All Stock Options shall be nonqualified stock options.  The Plan does not provide for the grant of “incentive stock options” within the meaning of Section 422 of the Code.

5.2         Exercise Price.  The exercise price per Share under a Stock Option shall be determined by the Committee at the time of grant; provided, however, that such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Stock Option (or, if the Committee so determines, in the case of any Stock Option retroactively granted in tandem with or in substitution for another Award or any other outstanding award, on the date of grant of such other Award or award).

5.3         Stock Option Term.  The term of each Stock Option shall be determined by the Committee at the time of grant; provided, however, that no Stock Option shall be exercisable later than the tenth (10th) anniversary of the date of its grant unless otherwise determined by the

Committee.  Notwithstanding the foregoing, for Stock Options granted to Participants outside the United States, the Committee has the authority to grant Stock Options that have a term greater than ten (10) years to the extent required by the applicable local laws of the jurisdictions in which such Stock Options are granted.

5.4         Time of Exercise.  Stock Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine at the time of grant.

5.5         Method of Exercise.  Stock Options shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Stock Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which a Stock Option shall be exercised shall be the payment of the exercise price.  The exercise price of any Stock Option shall be payable to the Company in full either:  (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the exercise price (provided that the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the exercise price or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion, including, without limitation, if the Committee so determines, a cashless (broker-assisted) exercise.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Stock Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in U.S. dollars.

Article 6. Stock Appreciation Rights

6.1         Grant of Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Participants, including a concurrent grant of Stock Appreciation Rights in tandem with any Stock Option.  Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one Share on the date of exercise over (b) the grant price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right (or, if the Committee so determines, in the case of any Stock Appreciation Right retroactively granted in tandem with or in substitution for another Award or any other outstanding award, on the date of grant of such other Award or award).

Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock

Appreciation Right shall be as determined by the Committee.  The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

6.2         Stock Appreciation Right Term.  The term of each Stock Appreciation Right shall be determined by the Committee at the time of grant; provided, however, that no Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary of the date of its grant unless otherwise determined by the Committee.  Notwithstanding the foregoing, for Stock Appreciation Rights granted to Participants outside the United States, the Committee has the authority to grant Stock Appreciation Rights that have a term greater than ten (10) years to the extent required by the applicable local laws of the jurisdictions in which such Stock Appreciation Rights are granted.

6.3         Time of Exercise.  Stock Appreciation Rights shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine at the time of grant.

6.4         Tandem Stock Appreciation Rights.  Upon the exercise of all or a portion of a Stock Appreciation Right granted in tandem with a Stock Option, a Participant shall be required to forfeit the right to purchase an equivalent portion of the related Stock Option (and, when a Share is purchased under the related Stock Option, the Participant shall be required to forfeit an equivalent portion of the Stock Appreciation Right).

Article 7. Restricted Stock and Restricted Stock Units

7.1         Grant of Restricted Stock or Restricted Stock Units.

(a)                                  General.  The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Participants.  Each Restricted Stock Unit shall represent one Share.  Restricted Stock Units shall be credited to a notional account maintained by the Company.  No Shares are actually awarded to the Participant in respect of Restricted Stock Units on the date of grant.

(b)                                 Award Agreement.  Each Award Agreement evidencing a Restricted Stock or Restricted Stock Unit grant shall specify the terms of the period(s) of restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, settlement dates and such other provisions as the Committee shall determine.

(c)                                  Performance Shares; Performance Units.  Restricted Stock and Restricted Stock Units, the grant of which or lapse of restrictions of which is based upon the achievement of performance goals over a performance period, shall be referred to as “Performance Shares” and “Performance Units,” respectively.

7.2         Voting Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder shall have the right to exercise full voting rights with respect to those Shares during the period of restriction.  A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

7.3         Section 83(b) Election.  The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code.  If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 8. Other Stock-Based Awards

The Committee is hereby authorized to grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares) to Participants in such amounts and subject to such terms and conditions as the Committee shall determine.  Such Awards shall be referred to as “Stock-Based Awards.”  Each such Other Stock-Based Award may involve the transfer of actual Shares to Participants or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

Each Other Stock-Based Award shall be expressed in terms of Shares or units or an equivalent measurement based on Shares, as determined by the Committee.  If the value of an Other Stock-Based Award will be based on the appreciation of Shares from an initial value determined as of the date of grant, then such initial value shall not be less than the Fair Market Value of a Share on the date of grant of such Other Stock-Based Award (or, if the Committee so determines, in the case of any Other Stock-Based Award retroactively granted in tandem with or in substitution for another Award or any other outstanding award, on the date of grant of such other Award or award).

Article 9. Dividend Equivalents

The Committee is hereby authorized to grant to Participants Dividend Equivalents based on the dividends declared on Shares that are subject to any Award.  Dividend Equivalents shall be credited as of dividend payment dates during the period between the date the Award is granted and the date the Award is exercised, vested, expired, credited or paid.  Such Dividend Equivalents shall be converted to cash, Shares or additional Awards by such formula and at such time and subject to such limitations as may be determined by the Committee.

Dividend Equivalents granted with respect to any Stock Option or Stock Appreciation Right may be payable regardless of whether such Stock Option or Stock Appreciation Right is subsequently exercised.

Article 10. Nonemployee Director Awards

10.1       General.  The Board of Directors is hereby authorized to grant Awards to Nonemployee Directors, as it shall from time to time determine, including Awards granted in satisfaction of annual fees that are otherwise payable to Nonemployee Directors.

10.2       Deferred Stock Units.  Unless otherwise determined by the Board of Directors, sixty percent (60%) of the Nonemployee Director annual fee will be satisfied by a grant of “Deferred Stock Units.”  Each Deferred Stock Unit shall represent one Share and will be credited to a notional account maintained by the Company.  Nonemployee Directors shall not be entitled to vote Shares represented by such Deferred Stock Units but shall receive Dividend Equivalents with respect to such Awards, which shall be reinvested in additional Deferred Stock Units.  Deferred Stock Units shall be settled in cash and paid in accordance with an election made by the Nonemployee Director, which payment date shall be no earlier than the first anniversary of the date the Nonemployee Director ceases to be a director of the Company.

Article 11. Cash-Based Awards

The Committee is hereby authorized to grant Awards to Participants denominated in cash in such amounts and subject to such terms and conditions as the Committee may determine.  Such Awards shall be referred to as “Cash-Based Awards.”  Each such Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.

Article 12. Performance-Based Compensation

12.1       Covered Employee Annual Incentive Award.

(a)                                  Establishment.  No later than ninety (90) days after the commencement of the Plan Year (but in no event after twenty-five percent (25%) of Plan Year has elapsed), the Committee may designate Covered Employees who are eligible to receive a cash payment with respect to any Plan Year based on a percentage of one or both of: (a) the Company’s Consolidated Operating Earnings for the Plan Year and (b) the Company’s Net Earnings for the Plan Year.

(b)                                 Certification.  Following the end of each Plan Year for which a Covered Employee Annual Incentive Award is made, the Committee shall certify in the Company’s Consolidated Operating Earnings and Net Earnings for the Plan Year.

(c)                                  Settlement.  The Committee shall calculate each Participant’s Covered Employee Annual Incentive Award based upon the percentage established at the beginning of the Plan Year.  The Committee shall retain the discretion to adjust such Awards downward.

(d)                                 Applicable Terms.  For purposes of the Covered Employee Annual Incentive Award, “Consolidated Operating Earnings” shall mean positive Company annual earnings from continuing operations before income taxes and accounting changes, as determined under generally accepted accounting principles and “Net Earnings” shall mean positive Company annual net earnings, as determined under generally accepted accounting principles.

12.2       Other Performance-Based Compensation.  The Committee is authorized to design any Award of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Cash-Based Awards and Other Stock-Based Awards so that the Award meets the requirements of this Section 12.2 as Performance-Based Compensation.  If the Committee determines that it is advisable to grant Awards to Covered Employees that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of this Section 12.2.

(a)                                  Performance Measures.  The granting, vesting, crediting and/or payment of Performance-Based Compensation shall be based on the achievement of performance goals based on one or more of the following performance measures: (i) net earnings or net income (before or after taxes); (ii) earnings growth; (iii) earnings per share; (iv) net sales (including net sales growth); (v) gross profits or net operating profit; (vi) return measures (including, but not limited to, return on assets, capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital and statutory cash measures); (viii) revenue growth; (ix) earnings before or after taxes, interest, depreciation, and/or amortization; (x) productivity ratios; (xi) Share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets; (xii) margins (including, but not limited to, gross or operating margins); (xiii) operating efficiency; (xiv) customer satisfaction or increase in the number of customers; (xv) attainment of budget goals; (xvi) division working capital turnover; (xvii) attainment of strategic or operational initiatives; (xviii) market share; (xix) cost reductions; (xx) working capital targets; and (xxi) EVA® and other value-added measures.

Any performance measure may be (1) used to measure the performance of the Company and/or any of its Affiliates as a whole, any business unit thereof or any combination thereof or (2) compared to the performance of a group of comparable companies, or a published or special index, in each case that the Committee, in its sole discretion, deems appropriate.

(b)                                 Establishment of Performance Goals for Covered Employees.  No later than ninety (90) days after the commencement of a performance period (but in no event after twenty-five percent (25%) of such performance period has elapsed), the Committee shall establish in writing:  (i) the performance goals applicable to the performance period; (ii) the performance measures to be used to measure the performance goals in terms of an objective formula or standard; (iii) the method for computing the amount of compensation payable to the Participant if such performance goals are obtained; and (iv) the Participants or class of Participants to which such performance goals apply.

(c)                                  Permitted Exclusions/Inclusions.  When establishing the performance goals, the Committee may provide in any Award to a Covered Employee that the evaluation of performance goals may include or exclude any of the following events that occurs during a performance period:  (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses.

(d)                                 Adjustment of Performance-Based Compensation.  Awards that are designed to qualify as Performance-Based Compensation may not be adjusted upward.  The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

(e)                                  Certification of Performance.  No Award designed to qualify as Performance-Based Compensation shall be granted, vested, credited or paid, as applicable, with respect to any Participant until the Committee certifies in writing that the performance goals and any other material terms applicable to such performance period have been satisfied.

(f)                                    Reapproval of Performance Measures.  Performance measures listed in Section 12.2(a) may not be used in designing Awards intended to qualify as Performance-Based Compensation after the first shareholder meeting that occurs in the fifth year following the year in which shareholder approval is first approved pursuant to Section 12.3 (or previously approved pursuant to this Section 12.2(f)), unless shareholder approval of such performance measures is again obtained or applicable tax or securities laws change to provide otherwise.

12.3       Shareholder Approval.  The Plan may not be used to make Awards to Covered Employees unless (a) the Plan is approved by shareholders at the first annual shareholder’s meeting held more than twelve (12) months after the Effective Date; (b) the Award is a Stock Option, a Stock Appreciation Right, Restricted Stock or a Restricted Stock Unit made prior to such shareholder’s meeting; or (c) the Award is made subject to shareholder approval.

Article 13. Change of Control

13.1       Change of Control of the Company.  Unless the Committee shall determine otherwise in the Award Agreement, or unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or stock exchange on which the Shares are listed, upon the occurrence of a Change of Control in which the Successor Entity fails to Assume and Maintain an Award as defined in Section 13.2:

(a)                                  Time Vested Awards.  Awards, the vesting of which depends upon a participant’s continuation of service for a period of time, shall fully vest as of the effective date of the Change of Control; shall be distributed or paid to the participant within thirty (30) days following the date of the Change of Control in cash, Shares, other securities, or any combination, as determined by the Committee; and shall thereafter terminate; provided, however, that if the Award is denominated in Shares, the amount distributed or paid shall equal the difference between the Fair Market Value of the Shares on the date of the Change of Control and, if applicable, the exercise price, grant price or unpaid purchase price as of the date of the Change of Control;

(b)                                 Performance-Based Awards.  Awards, the vesting of which is based on achievement of performance criteria (other than the Covered Employee Annual Incentive Awards), shall fully vest as of the effective date of the Change of

Control; shall be deemed earned based on the target performance being attained for the performance period in which the Change of Control occurs; shall be distributed or paid to the participant within thirty (30) days following the date of the Change of Control pro rata based on the portion of the performance period elapsed on the date of the Change of Control in cash, Shares, other securities, or any combination, as determined by the Committee; and shall thereafter terminate; provided, however, that if the Award is denominated in Shares, the amount distributed or paid shall equal the difference between the Fair Market Value of the Shares on the date of the Change of Control and, if applicable, the exercise price, grant price or unpaid purchase price as of the date of the Change of Control; and

(c)                                  Covered Employee Annual Incentive Awards.  The Covered Employee Annual Incentive Awards shall be based on the Consolidated Operating Earnings or Net Earnings of the Plan Year in which the Change of Control occurs (or such other method of payment as may be determined by the Committee at the time of such Award or thereafter but prior to the Change of Control); shall be distributed or paid to the participant within thirty (30) days following the date of the Change of Control pro rata based on the portion of the year elapsed on the date of the Change of Control in cash, Shares, other securities, or any combination, as determined by the Committee; and shall thereafter terminate.

13.2       Change of Control Definitions.

(a)                                  “Assume and Maintain”.  A Successor Entity shall be deemed to have assumed and maintained an Award under this Plan if the Successor Entity substitutes an Award under this Plan or an award under a Successor Entity plan having equivalent value, terms and conditions as the Award being replaced.  The Committee shall have the sole authority to determine whether the proposed assumption of an award by a Successor Entity meets the requirements listed in this Section 13.2(a).

(b)                                 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(c)                                  “Change of Control” shall mean the occurrence of any of the following events:

(i)                                     Any Person becomes the Beneficial Owner of twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of its directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 13.2(c), the following acquisitions shall not constitute a Change of Control:  (A) any acquisition by General Electric Company or any of its Affiliates, or by any Person who on the Effective Date is the Beneficial Owner of twenty percent (20%) or more of the Outstanding Company Voting

Securities; (B) any acquisition directly from the Company, including without limitation, a public offering of securities; (C) any acquisition by the Company or any of its Affiliates; (D) any acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Affiliates; or (E) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B), and (C) of Section 13.2(c)(iii).

(ii)                                  Individuals who constitute the Board of Directors as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director of the Company subsequent to the Effective Date whose election to the Board of Directors, or nomination for election by the Company’s shareholders, was approved by a vote of (A) at least a majority of the directors then comprising the Incumbent Board, (B) (x) the holders of the Class B Common Stock (as defined in the Master Agreement), voting as a class, or (y) at least a majority of the directors elected by the holders of the Class B Common Stock, in each case in accordance with Article VII of the Amended and Restated Certificate of Incorporation of the Company, (C) prior to the Trigger Date (as defined in the Master Agreement), a vote of at least a majority of any nominating committee of the Board of Directors, which nominating committee was designated by a vote of at least a majority of the directors then comprising the Incumbent Board, or (D) in the case of a director appointed to fill a vacancy in the Board of Directors (other than any vacancy of a director elected by the holders of the Class B Common Stock), at least a majority of the directors entitled (under Section 6 of Article VII of the Amended and Restated Certificate of Incorporation of the Company) to elect such director (so long as at least a majority of such directors voting in favor of the director filling the vacancy are themselves members of (or considered to be pursuant to this definition members of) the Incumbent Board) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the directors of the Company or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board of Directors;

(iii)                               Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination:  (A) all or substantially all of the individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities

immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; (B) no Person (excluding any Successor Entity or any employee benefit plan or related trust of the Company, such Successor Entity, or any of their Affiliates) is the Beneficial Owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the Successor Entity were members of the Incumbent Board (including persons deemed to be members of the Incumbent Board by reason of the proviso of Section 13.2(c)(ii)) at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

(iv)                              Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Article 14. Duration, Rescission, Amendment, Modification, Suspension, and Termination

14.1       Duration of Plan.  Unless sooner terminated as provided in Section 14.2 or 14.3, the Plan shall terminate ten (10) years from the Effective Date.

14.2       Automatic Rescission and Termination of Awards and Plan.  Notwithstanding any other provision of the Plan, if delivery of the Firm Public Offering Shares (as defined in the Master Agreement) to the Underwriters (as defined in the Master Agreement) against payment therefor is not complete within four (4) Business Days (as defined in the Master Agreement) after the Closing Date (as defined in the Master Agreement), all Awards theretofore granted under the Plan shall immediately be rescinded in all respects and the Plan and all of the Award Agreements shall terminate, without the consent of any relevant Participant or holder or beneficiary of an Award.

14.3       Amendment, Modification, Suspension, and Termination of Plan.  The Board of Directors may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders, no action shall be taken that would  (a) increase the total number of Shares available for issuance under the Plan or the Annual Award Limits, except as provided in Section 4.4; (b) permit the exercise price or grant price of any Stock Option, Stock Appreciation Right or Other

Stock-Based Award the value of which is based on the appreciation of Shares from the date of grant (i) to be less than Fair Market Value (except as may be permitted by Section 5.2, 6.1, or Article 8), or (ii) to be repriced, replaced, or regranted through cancellation (except as may be permitted by Section 15.4) or by lowering the exercise price or grant price; (c) change the performance measurements listed in Section 12.2(a); or (d) base any Covered Employee Annual Incentive Award on performance measurements other than Consolidated Operating Earnings or Net Earnings; and provided, further, that no such action shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award.  After the Plan is terminated in accordance with this Section 14.3, no Award may be granted but any Award previously granted shall remain outstanding in accordance with the terms and conditions of the Plan and the Award.

14.4       Amendment, Modification, Suspension, and Termination of Awards.  The Committee shall have the authority at any time and from time to time, alter, amend, modify, suspend or terminate the terms and conditions of any Award; provided, however, that no such action shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award.

14.5       Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  Subject to the limitations in Section 12.1(c) related to Covered Employee Annual Incentive Awards and Section 12.1(d) related to other Performance-Based Compensation, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Article 15. General Provisions

15.1       Settlement of Awards; No Fractional Shares.  Each Award Agreement shall establish the form in which the Award shall be settled.  Awards (other than Stock Options and Restricted Stock) may be settled in cash, Shares, other securities, additional Awards or any combination, regardless of whether such Awards are originally denominated in cash or Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

15.2       Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

15.3       Share Withholding.  With respect to withholding required upon the exercise of Stock Options or Stock Appreciation Rights, upon the lapse of restrictions on Restricted Stock and

Restricted Stock Units, upon the achievement of performance goals related to Performance Shares and Performance Units, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

15.4       Substitution of Share-Based Awards.  The Committee may, without the consent of any Participant, substitute any Award granted under the Plan which by its terms is intended to be settled in Shares for any other type of Award intended to be settled in Shares, including without limitation, the substitution of Stock Appreciation Rights intended to be settled in Shares for Stock Options; provided, however, that the terms of the substituted Award and the economic benefit of the substituted Award are at least equivalent to the terms and economic benefit of the Award being replaced.

15.5       Transferability of Awards.  Except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent or distribution and any attempt to enforce such a purported sale, transfer, pledge, alienation or hypothecation shall be void.  Should the Committee permit transferability of an Award, it may do so on a general or a specific basis, and may impose conditions and limitations on any permitted transferability.  Unless transferability is permitted, Stock Options and Stock Appreciation Rights may be exercised by a Participant only during his or her lifetime.  If the Committee permits any Stock Option or Stock Appreciation Right to be transferred, references in the Plan to the exercise of a Stock Option or Stock Appreciation Right by the Participant or payment of any amount to the Participant shall be deemed to include the Participant’s transferee.

15.6       Termination of Service; Forfeiture Events.

(a)                                  Termination of Service.  Each Award Agreement shall specify the effect of a Participant’s termination of service with the Company and any of its Affiliates, including specifically whether the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment, in addition to the effect on any otherwise applicable vesting or performance conditions of an Award.  Such provisions shall be determined in the Committee’s sole discretion, need not be uniform and may reflect distinctions based on the reasons for termination.

(b)                                 Forfeiture Events.  An Award Agreement may also specify other events that may cause a Participant’s rights, payments and benefits with respect to an Award to be subject to reduction, cancellation, forfeiture, or recoupment, or which may affect any otherwise applicable vesting or performance conditions of an Award.

15.7       Deferrals.  The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of any Award.

15.8       Conditions and Restrictions on Shares.  The Committee shall impose such other conditions or restrictions on any Shares received in connection with an Award as it may deem advisable or desirable.  These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received for a specified period of time or a requirement that a Participant represent and warrant in writing that the Participants is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.  The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.

15.9       Share Certificates.  If an Award provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on an uncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which the Shares are listed.  Shares issued in connection with Awards of Restricted Stock may, to the extent deemed appropriate by the Committee, be retained in the Company’s possession until such time as all conditions or restrictions applicable to such Shares have been satisfied or lapse.

15.10     Compliance with Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company is listed as may be required.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)                                  Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)                                 Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.11     Rights as a Shareholder.  Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

15.12     Awards to Non-U.S. Employees.  To comply with the laws in other countries in which the Company or any of its Affiliates operates or has Employees, directors, or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a)                                  Determine which Affiliates shall be covered by the Plan;

(b)                                 Determine which Employees, directors and Third Party Service Providers outside the United States are eligible to participate in the Plan;

(c)                                  Modify the terms and conditions of any Award granted to Employees, directors and Third Party Service Providers outside the United States to comply with applicable foreign laws;

(d)                                 Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.  Any subplans and modifications to Plan terms and procedures established under this Section 15.12(d) by the Committee shall be attached to this Plan document as appendices; and

(e)                                  Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

15.13     No Right to Continued Service.  Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any of its Affiliates to terminate any Participant’s employment or service at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service for any specified period of time.  Neither any Award nor any benefits arising under the Plan shall constitute an employment or consulting contract with the Company or any of its Affiliates and, accordingly, subject to Article 14, the Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board of Directors or Committee, as applicable, without giving rise to any liability on the part of the Company or any of its Affiliates.

15.14     Beneficiary Designation.  Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such designation, amounts due under the Plan remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

15.15     Other Compensation Plans or Arrangements.  The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

15.16     Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

15.17     Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

15.18     Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid it in meeting its obligations under the Plan.  Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person.  To the extent that any person acquires a right to receive payments from the Company or any of its Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or an Affiliate, as the case may be.  All payments to be made hereunder shall be paid from the general funds of the Company or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.  The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

15.19     Nonexclusivity of the Plan.  The adoption of the Plan shall not be construed as creating any limitations on the power of the Board of Directors or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

15.20     No Constraint on Corporate Action.  Nothing in the Plan shall be construed to (a) limit, impair, or otherwise affect the Company’s or its Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (b) limit the right or power of the Company or its Affiliate to take any action which such entity deems to be necessary or appropriate.

15.21     Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

15.22     Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.